UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
 ____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2020

 ____________________________________________________________________
OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500
Not Applicable.
(Former name or former address, if changed since last report)
____________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On April 24, 2020 (the “Effective Date”), the Company’s wholly owned subsidiary, Oasis Petroleum North America LLC, as borrower (the “Borrower”), the Company and the other guarantors entered into that certain Limited Waiver and Fourth Amendment (the “Fourth Amendment”) to the Third Amended and Restated Credit Agreement (as amended, the “Credit Agreement”) with Wells Fargo Bank, N.A. as Administrative Agent (the “Administrative Agent”) and Issuing Bank, and each of the Lenders party thereto. Each capitalized term used in this Form 8-K but not otherwise defined herein has the meaning given to such term in the Credit Agreement, as amended by the Fourth Amendment.
The Fourth Amendment amends the Credit Agreement to (1) reduce the Borrowing Base from $1.3 billion to $625 million and (2) reduce the Aggregate Elected Commitment Amounts from $1.1 billion to $625 million. The following additional reductions will be effective on June 1, 2020 (the “June Reduction”) and July 1, 2020 (the “July Reduction”), respectively: (1) the June Reduction consists of Borrowing Base and Aggregate Elected Commitment Amount reductions from $625 million to $612.5 million and (2) the July Reduction consists of additional Borrowing Base and Aggregate Elected Commitment Amount reductions from $612.5 million to $600 million. Neither the Borrower nor the Administrative Agent may cause an Interim Redetermination of the Borrowing Base during the period beginning on the Effective Date and ending on July 1, 2020 (the “Interim Period”). In addition, the Fourth Amendment increases the Letter of Credit commitment under the Credit Agreement from $50 million to $100 million. As of March 31, 2020, the Company had cash and cash equivalents of $134.0 million, total elected commitments of $1,100.0 million under the Credit Agreement and total elected commitments of $575.0 million under the credit facility through its subsidiary Oasis Midstream Partners LP (the “OMP Credit Facility”). In addition, the Company had $522.0 million of borrowings and $18.9 million of outstanding letters of credit issued under the Credit Agreement and $487.5 million of borrowings and $1.7 million of outstanding letters of credit issued under the OMP Credit Facility.
The Fourth Amendment also includes a waiver and forbearance agreement with respect to a third-party surety indemnity obligation (the “Surety Bond”) obtained by a subsidiary of the Company in support of commitments for a transportation agreement. The Administrative Agent advised the Borrower on April 2, 2020 that the Surety Bond constituted additional Debt not permitted under the Credit Agreement and that the Borrower's certifications had failed to reflect the existence of the Surety Bond in its Borrowing Requests. The Fourth Amendment contains a one-time waiver of these Defaults, other than with respect to approximately $29.3 million of additional interest charges as of March 30, 2020. The Fourth Amendment provides for forbearance of such additional interest until the earlier to occur of (i) October 24, 2020 and (ii) an Event of Default. The Administrative Agent and lenders are not obligated to grant any future forbearance.
The Fourth Amendment amends the Applicable Margins and Commitment Fee Rates with respect to ABR Loans, Swingline Loans and Eurodollar Loans, based upon the percentage utilization of the Total Commitments under the Credit Agreement, as follows:

Total Commitments Utilization Grid
Total Commitments Utilization Percentage	< 25%	> 25% < 50%	> 50% < 75%	> 75% < 90%	> 90%
ABR Loans or Swingline Loans	0.750%	1.000%	1.250%	1.500%	1.750%
Eurodollar Loans	2.250%	2.500%	2.750%	3.000%	3.250%
Commitment Fee Rate	0.500%	0.500%	0.500%	0.500%	0.500%

The Credit Agreement is also amended by the Fourth Amendment to require that, subject to certain exceptions, if at any time the Company and its subsidiaries have cash on hand in an amount exceeding $60 million, such cash must be used to make prepayments of Borrowings under the Credit Agreement. In addition, the financial covenants in the Credit Agreement have been amended to provide that the Company’s ratio of Total Debt to EBITDAX shall not, as of the last day of any fiscal quarter, be greater than 4.00 to 1.00. The Fourth Amendment also implements further restrictions on the ability of the Company to make Investments in OMP, any other Unrestricted Subsidiaries or any DevCo, including a reduction from $100 million to $50 million for permitted aggregate Investments in OMP and any other Unrestricted Subsidiaries, and a cap of $15 million on aggregate Investments in any DevCo. Finally, the Company is prohibited from making Drop Down Dispositions to OMP during the Interim Period if such Drop Down Dispositions, when aggregated with any dispositions of Proved Reserves or limited partner interests in OMP made during such period, would exceed five percent of the Borrowing Base.

The foregoing description of the Fourth Amendment is a summary only and is qualified in its entirety by reference to the complete text of the Fourth Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information contained above in Item 1.01 includes a description of the forbearance of additional interest charges under the Credit Agreement. To the extent that information is responsive to Item 2.04 it is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Fourth Amendment to the Third Amended and Restated Credit Agreement, dated as of November 4, 2019, among Oasis Petroleum Inc., as parent, Oasis Petroleum North America LLC, as borrower, the other credit parties party thereto, Wells Fargo Bank, N.A., as administrative agent and the lenders party thereto.

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)

Date: April 30, 2020	By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary

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